UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549




                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



      Date of Report (date of earliest event reported) July 14, 1999


                          AMC ENTERTAINMENT INC.
          (Exact name of registrant as specified in its charter)


     DELAWARE                      1-8747              43-1304369
(State or other jurisdiction    (Commission          (IRS Employer
  of incorporation)             File Number)       Identification No.)




     106 W. 14TH STREET
     P.O. BOX 219615
     KANSAS CITY, MO                              64121-9615
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code    (816) 221-4000







Item 1.  Changes in Control of Registrant.

     As a result of the death of Mr. Stanley H. Durwood, former Co-Chairman and Chief Executive Officer of the Company, a change in control of the Company may be deemed to have occurred. However, the events described herein do not constitute a "change in control" as defined under the Company's credit facility or note indentures.

     Following Mr. Durwood's death, the Company's Board of Directors named Mr. Peter C. Brown Chairman and Chief Executive Officer of the Company.

     At the time of his death on July 14, 1999, Mr. Durwood was the principal stockholder of the Company. His holdings included 4,041,993 shares of Class B Stock, or 100% of the shares of that class. Each of these shares has ten votes per share, and Mr. Durwood's Class B shares generally represent 67.5% of the combined voting power of the outstanding shares of the Company, other than in the election of directors. In the election of directors, holders of Class B Stock are presently entitled to elect 75% of the Board of Directors.

     Legal title to Mr. Durwood's Class B shares is held by the 1992 Durwood, Inc. Voting Trust dated December 12, 1992, as amended and restated on August 12, 1997 (the "Voting Trust"). The Voting Trust has issued a single Voting Trust certificate to the trust created under the Revocable Trust Agreement dated August 14, 1989 of Stanley H. Durwood, as amended and restated on May 12, 1999 (the "Revocable Trust"). The successor trustees under the Voting Trust and the Revocable Trust are Raymond F. Beagle, Jr., general counsel of the Company, and Charles J. Egan, Jr., a director of the Company (collectively the "Successor Trustees"). The Successor Trustees have voting power over the 4,041,093 shares of Class B Stock held in the Voting Trust.

     The Successor Trustees have filed a report on Schedule 13D (the "Report") summarizing the terms of the Voting Trust and Revocable Trust. According to the Report:

     "The terms of the Voting Trust provide that it was established to ensure continuity and stability of Company policies and prudent and competent management of the Company's business. The Voting Trust generally directs the Successor Trustees to exercise their best judgment in the interest of the Company to assure proper, stable and continuous management of the Company. The Voting Trust generally empowers the Successor Trustees to vote shares of the Company held therein in such manner as in their judgment may be for the best interests of the holders of beneficial interests in the Voting Trust while taking into account the interest of the Company. The Voting Trust provides that the trustees are to hold shares in the Voting Trust for the common and mutual benefit of the beneficiaries, subject to the terms of the Voting Trust.

     Except for the limited open market sales required to meet funding requirements referred to herein, the [Successor Trustees] have no plans or proposals to sell stock of the Company or to engage in any other transaction of a nature required to be disclosed under [Item 4 of] Schedule 13D.

     Subject to the requirement to make the distributions described below, the Revocable Trust authorizes and directs the trustees of the Revocable Trust to retain as an investment any securities of the Company or Voting Trust certificates which may be held by the Revocable Trust until such time as such trustees in their sole and absolute judgment and discretion deem it be to the best advantage of the Revocable Trust and its beneficiaries and the Company to sell them.

    Notwithstanding the transfer of Voting Trust certificates evidencing beneficial interests in the Class B Stock of the Company to the [Pamela Yax Durwood] Marital Trust and the [Stanley H. Durwood] Foundation, the Successor Trustees of the Voting
    Trust will retain voting power over the shares of Class B Stock held in the Voting Trust relating to such Voting Trust certificates.

    Among other matters, the Revocable Trust provides for the
    distribution to the [Pamela Yax Durwood] Marital Trust of Voting Trust certificates representing the beneficial interest in 500,000 shares of
    Class B Stock of the Company.   This distribution is to be made within one
    year after the date of Mr. Durwood's death. The [Pamela Yax Durwood] Marital Trust provides for the distribution of all income and, in addition, certain amounts of principal in cash or in kind to Pamela Yax Durwood, the surviving spouse of Stanley H. Durwood and the sole beneficiary of the [Pamela Yax Durwood] Marital Trust during her lifetime, at such times as she may request, subject to specified annual limits.

    The Revocable Trust also provides for the creation and funding of charitable remainder trusts for various persons in the aggregate amount of $1.7 million. It likely will be necessary to sell Company shares in order to provide for such trusts.

    After making allowance for all other distributions and taxes, debts and expenses of administration, the Revocable Trust provides for the distribution of the remainder of its assets to the [Stanley H. Durwood] Foundation. These assets are expected to include all other Voting Trust certificates evidencing beneficial interests in Class B Stock of the Company.

The [Stanley H. Durwood] Foundation is intended to qualify under Section 509(a)(3) of the Internal Revenue Code. The [Stanley H. Durwood]
Foundation Trust Indenture directs the trustees thereunder to distribute all net income of the [Stanley H. Durwood] Foundation and so much of principal as they deem appropriate to establish, support and fund such programs operated, funded or sponsored by The Greater Kansas City Community Foundation and Affiliated Trusts as the Stanley H. Durwood Foundation trustees deem appropriate. However, the [Stanley H. Durwood] Foundation Trust Indenture does not mandate distribution of principal over or during any specified period of time. The terms of the [Stanley H. Durwood] Foundation Trust Indenture empower the trustees of the [Stanley H. Durwood] Foundation to hold shares of stock and Voting Trust certificates and do not require diversification of investments. "

     The Report states that under the terms of the Voting Trust Agreement, the Successor Trustees must consent to any transfer of shares held in the Voting Trust by a beneficiary and to any release of shares from, or any termination of, the Voting Trust. The Voting Trust expires no later than December 31, 2030, unless, if permitted by law, the Voting Trust trustees extend its term. The Successor Trustees may appoint and remove additional trustees and may designate their own successors.

     Mr. Beagle and Mr. Egan are surviving trustees of the Stanley H. Durwood Foundation and Mr. Egan is trustee of the Pamela Yax Durwood Marital Trust.



Item 7.  Exhibits

     *99.1 Press release issued on July 15, 1999.

     99.2 Amended and Restated 1992 Durwood, Inc. Voting Trust Agreement dated August 12, 1997. (Incorporated by reference from Exhibit 99.2 of
Schedule 13D filed on July 22, 1999 by Raymond F. Beagle, Jr. and Charles J. Egan on behalf of and as successor trustees of the 1992 Durwood, Inc. Voting Trust dated December 12, 1992, as amended and restated on August 12, 1997, on behalf of and as successor trustees of the Revocable Trust Agreement dated August 14, 1989 of Stanley H. Durwood, as amended and restated on May 12, 1999, and as surviving trustees of the Stanley H. Durwood Foundation, and by Charles J. Egan, Jr. as trustee of the Pamela Yax Durwood Marital Trust to be created under the Revocable Trust.)

     *Filed herewith
                              SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             AMC ENTERTAINMENT INC.



    Date:     July 23, 1999            By:  /s/Richard L. Obert
     		                                Richard L. Obert
                                            Senior Vice President and
                                            Chief Accounting Officer